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                                                                   Exhibit 10.18
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                            C. D. SMITH DRUG COMPANY
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                         EMPLOYEE STOCK OWNERSHIP PLAN
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                        AMENDMENT DATED OCTOBER 1, 1992
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     THIS AGREEMENT, made and entered into as of October 1, 1992, by and between
C. D. SMITH DRUG COMPANY, (hereinafter called the "Company"), and BOATMEN'S
TRUST COMPANY, (hereinafter called the "Trustee"):

     WITNESSETH:

     WHEREAS, the Company and Trustee heretofore entered into an employees stock ownership plan, it is desirable to amend the plan in certain respects.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, it is hereby agreed by and between the parties as follows:

Section 1: The first sentence of Section 8.10 of the plan is amended to read as follows:

          8.10 Account Diversification. Except as provided in this Section 8.10 and in Section 8.11, a Participant does not have the right to direct the Trustee with respect to the investment or re-investment of the assets comprising the Participant's individual Account.

Section 2:  A new Section 8.11 shall be added as follows:

          8.11 Accounts Attributable to Plan Allocations While Plan Contained Internal Revenue Code Section 401(k) Provisions -- Participant Direction of Investment. A Participant has the right to direct the investment or re-investment of the assets of his Account attributable to allocations to this Plan during the period of time the Plan contained 401(k) provisions. The Trustee will accept Participant directions from the Advisory Committee, or, if consented to by the Trustee, from each Participant, on a written election form (or other written agreement), as a part of this Plan, containing such conditions, limitations and other provisions the Trustee and the Advisory Committee deem appropriate. The Trustee or, with the Trustee's consent, the Advisory Committee may establish written procedures, incorporated specifically as part of this Plan, relating to Participant direction of investment under this Section 8.11. The Trustee will maintain a segregated investment Account to the extent a Participant's Account is subject to Participant self-direction. The Trustee is not liable for any loss, cost, damage or expense, nor is the Trustee liable for any breach, resulting from or arising out of a Participant's direction of the investment of any part of his directed Account, and the Trustee shall be fully protected for acting in accordance with, or refraining from acting in the absence of any such direction. The Company shall indemnify the Trustee for any loss, cost, damage or expense arising out of any alleged or actual act, or failure to act, on the part of the Company, the Advisory Committee or any Participant in connection with any Participant directed investment provided under this Plan.

          If the Participant directs the investment of his Account, the Plan shall treat any post-December 31, 1981, investment by a Participant's directed Account in collectibles (as defined by Code (S)408(m)) as a deemed distribution to the Participant for Federal income tax purposes.


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Section 3:  The amendment to the adoption agreement embodied herein shall be effective as of October 1, 1992.

     The Company and the Trustee hereby agree to the provisions of this amendment and, in witness of their agreement, the Company and the Trustee have signified their acceptance, as of October 1, 1992.

                              C.D. SMITH DRUG COMPANY

                              By:
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                              "EMPLOYER"



                              BOATMEN'S TRUST COMPANY OF KANSAS CITY

                              By:
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                              "TRUSTEE"